Exhibit 10.8(f)
SEVENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS SEVENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of July 21, 2004 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company, LLC (“Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
     A. The Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended by a First Amendment to Loan and Servicing Agreement, dated as of March 16, 2001, an Omnibus Amendment, dated as of March 16, 2001, a Second Amendment to Loan and Servicing Agreement, dated as of November 5, 2001, a Third Amendment to Loan and Servicing Agreement, dated as of April 23, 2002, a Fourth Amendment to Loan and Servicing Agreement, dated as of July 22, 2002, a Fifth Amendment to Loan and Servicing Agreement, dated as of April 23, 2003, and a Sixth Amendment to Loan and Servicing Agreement, dated as of May 28, 2003, the “Agreement”); and
     B. The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2. Amendments to Agreement. Effective as of July 21, 2004, the Agreement shall be amended as follows:
          2.1 Amendment to Section 1.05. Section 1.05 of the Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:
     The Borrower covenants and agrees to use all proceeds of the Loans and sale of the Certificates solely to provide Cash to TRM ATM for use by TRM ATM in the ATMs. TRM ATM hereby covenants and agrees that the Borrower shall be the sole and exclusive source of cash for automated teller machines owned, leased or managed by TRM ATM in the United States of America and until the Final Payout Date hereunder it will not permit cash from any other cash provider to be placed in such automated teller machines (including all ATMs); provided that (i) the Borrower shall not be the cash provider for Rejected ATMs, and any Person may permit cash from other cash providers to be placed in Rejected ATMs and (ii) the Borrower shall not be the cash provider for Excepted ATMs and Existing Cash Providers may provide cash for use with respect to the applicable Excepted ATMs. In no event shall any Cash be placed in any Rejected

ATM or any Excepted ATM. TRM ATM hereby appoints the Borrower as its cash provider for all automated teller machines owned, leased or managed by TRM ATM in the United States of America (other than Rejected ATMs and Excepted ATMs), and the Borrower hereby accepts such appointment. At no time shall any funds from other cash providers be placed in any ATM or the ATM Fee Settlement Account, the Credit Balance Settlement Account, any Disbursement Account, any account created pursuant to Section 3.04 or any other account created in connection herewith.
          2.2 Amendment to Section 1.06. Section 1.06 of the Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:
     In consideration for the Borrower agreeing to provide Cash to TRM ATM for use in the ATMs owned, leased or managed by TRM ATM, TRM ATM agrees to pay to the Borrower in arrears on each Cash Provision Fee Payment Date the Cash Provision Fee which shall have accrued through such date. TRM ATM covenants and agrees that it shall cause all ATM Fees to be deposited by the applicable Processing Agent directly into the ATM Fee Settlement Account.
          2.3 Amendments to Appendix A. (a) The definitions of “ATM” and “Borrowing Base” contained in Appendix A of the Agreement are hereby deleted in their entirety and replaced with the following:
     “ATM” means an automated teller machine owned, leased or managed by TRM ATM which (i) is accessible only to the applicable Transportation Agent; (ii) is connected to a Network and a Processing Agent by means of a Switch; (iii) is insured with respect to losses resulting from malfunction, theft, fraud, fire, and other customary events by a reputable insurance company with a claims paying rating of at least “A” by Standard & Poor’s and “A2” by Moody’s, the proceeds of which are payable to the Collateral Agent; (iv) is located in the United States of America; (v) is, in the case of all automated teller machines managed but not owned or leased by TRM ATM, the subject of an executed Owner Agreement, a copy of which has been delivered to the Administrative Agent and the Liquidity Agent, and (vi) has been approved in writing by the Liquidity Agent; provided, that (a) any automated teller machines that otherwise qualify as ATMs hereunder on April 23, 2002, shall be deemed to have been so approved by the Liquidity Agent and (b) any ATM located on the property of (or in the facilities operated by) a Person on whose property (or in whose facilities) less than 15% of the total number of ATMs are located shall not need to be so approved; and provided, further, that the term “ATM” shall not include (a) any Excepted ATM, or (b) any automated teller machine acquired, placed, leased or managed by TRM ATM after April 23, 2002 (or that did not otherwise qualify as an ATM hereunder on such date), if any of the following are true with respect to such automated teller machine (each, a “Proposed ATM”): (w) Lender (or Administrative Agent on behalf of Lender), following notice from TRM ATM to the Lender and the Administrative Agent of its acquisition, placement, leasing or management (or proposed acquisition, placement, leasing or management) of such automated teller machine, shall have provided TRM ATM notice in writing that it does not desire to be the sole and exclusive source of cash for such Proposed ATM; (x) in the case of Proposed ATMs that are subject to the agreement with Exxon Company U.S.A. referenced in Section 7.04(h), such agreement shall not have been amended on terms satisfactory to the Administrative Agent and the Liquidity Agent; or (y) the Proposed ATM is a test or temporary placement on the property of a third Person into which no Cash is to be placed (each such automated teller machine described in clause (w), (x) or (y) above, a “Rejected ATM”).
     “Borrowing Base” means (A) the sum of (i) all Cash stored in the ATMs, (ii) all Cash held by Depository Banks awaiting distribution to Transportation Agents, (iii) all Cash held by Transportation Agents, (iv) all credit balances with respect to the Cash owed from settlement banks which are members of the Networks, and (v) all Cash in the Credit Balance Settlement Account, minus (B) the sum of all Ineligible Assets, minus (C) the sum of all Excess Concentrations.
     (b) Appendix A of the Agreement is hereby amended by adding thereto, in the appropriate alphabetical locations, the following new definitions:
     “Excepted ATM” means any automated teller machine that is acquired by TRM ATM and that is, at the time of such acquisition, subject to an existing written contract pursuant to which a Person other than the Borrower provides cash for use with respect to such automated teller machine; provided that such automated teller machine shall constitute an “Excepted ATM” only until the earlier of (i) the date such contract is, for whatever reason, terminated and (ii) the scheduled maturity of such contract as of the date that TRM ATM acquired such ATM (i.e., without respect to any extension thereto, whether with or without the consent of TRM ATM).
     “Excess Concentrations” means, at any time, the sum of (a) the aggregate of all Cash in excess of $80,000 stored in any single ATM, unless such ATM is in a location where security or other personnel are employed to monitor such ATM 24 hours a day, in which case only Cash stored in any such ATM in excess of $160,000 shall be considered an “Excess Concentration,” (b) in the event that more than 25% of the ATMs are located in or on property owned or operated (directly or indirectly) by a single Person (other than the Pantry Entities) or in facilities owned or operated (directly or indirectly) by the same retailer (other than the Pantry Entities), an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 25% level, (c) in the event that more than 75% of the ATMs are located in or on property owned or operated (directly or indirectly) by the Pantry Entities or in facilities owned or operated (directly or indirectly) by the Pantry Entities, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 75% level, (d) in the event that more than 10% of the ATMs have greater than $60,000 in Cash, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 10% level, (e) in the event that more than 2% of the ATMs have greater than $100,000 in Cash, an amount of Cash equal to the product of (i) the average amount of Cash in all such

ATMs and (ii) the number of such ATMs in excess of such 2% level, and (f) in the event that more than 5% of the ATMs have greater than $60,000 in Cash and are located in a single State, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 5% level.
     “Existing Cash Provider” means each Person that provides cash for use with respect to Excepted ATMs pursuant to any written contract in effect on the date TRM ATM acquired such Excepted ATM.
     “Ineligible Assets” means, at any time: (a) any ATM Fees, (b) any Cash stored in ATMs located outside of the United States or any Cash otherwise located outside of the United States, (c) any Cash in the possession of any Person with regard to which an Event of Bankruptcy has occurred, (d) any Cash stored in an ATM that is located on the property of a Person with regard to which an Event of Bankruptcy has occurred, (e) any Cash with respect to which the Borrower is not the sole and exclusive source thereof under this Agreement, (f) any Cash, if any, stored in any ATM in which any cash from any cash provider other than the Borrower is stored and (g) any credit balances with respect to the Cash owed from settlement banks that are more than two (2) days past due.
     “Owner Agreement” means an agreement among TRM ATM and the owner of an automated teller machine managed by TRM ATM, and acknowledged and agreed to by the Collateral Agent and Borrower, which agreement shall be substantially in the form of Schedule III hereto or such other form as may be agreed to by the Borrower, the Servicer, the Lender, the Administrative Agent, the Liquidity Agent and the Collateral Agent.
     “Pantry Entities” means the retail stores operating under the name “The Pantry,” together with the owners and operators thereof.
          2.4 Amendment to Schedules. (a) Schedule II attached to the Agreement is hereby deleted in its entirely and replaced with the Schedule II attached hereto.
          (b) The Agreement is hereby amended by adding the Schedule III attached hereto as a new Schedule III thereto.
          2.5 Amendment to Exhibit 8.03(i). The form of servicing report that is attached to the Agreement as Exhibit 8.03(i) is hereby deleted in its entirety and replaced with the form of servicing report that is attached hereto as Exhibit 8.03(i).
          3. Conditions to Effectiveness. This Amendment shall become effective, as of July 21, 2004, upon receipt by the Administrative Agent of counterparts of this Amendment, duly executed by all parties hereto.
          4. Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the

“Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
          6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to he executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ W. Thomas Morris, II

Name: W. Thomas Morris, II
Title: Senior Financial Services Officer

TRM ATM CORPORATION

By:	/s/ Daniel E. O’Brien

Name: Daniel E. O’Brien
Title: Senior Vice President, Financial Services

AUTOBAHN FUNDING COMPANY LLC

By:	DZ Bank AG, Deutsche Zentral Genossenschaftsbank Frankfurt am Main, as its attorney- in- fact

By:	/s/ Dominick Ruggiero

Name: Dominick Ruggiero
Title: VP

DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent

By:	/s/ Patrick Preece

Name: Patrick Preece
Title: VP

By:	/s/ Dominick Ruggiero

Name: Dominick Ruggiero
Title: VP

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Toby Robillard

Name: Toby Robillard
Title: Assistant Vice President

S-1

Acknowledged and Agreed: GSS HOLDINGS, INC.
By:	/s/ Andrew L. Stidd
	Name:	Andrew L. Stidd
	Title:	President

S-2

Schedule List (1)
Schedule II Insurance Requirements
Schedule III Owner Agreement
Exhibit 8.03(i) Form of Servicing Report

(1)	Pursuant to Regulation S-K Item 601(b)(2), the Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.